Exhibit (d)(120)
AMENDMENT TO THE MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment (“Amendment”) to the Agreement (defined below), by and between The Vantagepoint Funds, a Delaware statutory trust (“VF”), and Vantagepoint Investment Advisers, LLC, a Delaware limited liability company (“VIA”), is effective on this 4th day of December, 2010.
     WHEREAS, VF and VIA entered into the Master Investment Advisory Agreement effective as of March 1, 1999 and amended on December 1, 2000 and July 1, 2005 (the “Agreement”) for the management of the series of VF; and
     WHEREAS, the Vantagepoint Asset Allocation Fund, a series of VF, was closed and liquidated on December 3, 2010;
     WHEREAS, VF and VIA desire to amend the Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:
     1. Article II, Section 2.05 is hereby replaced in its entirety with the following:
SECTION 2.05 Fees for Services. For the services to be provided under this Article II, each Fund listed on an attached schedule to this Agreement shall pay to VIA an advisory fee based upon its average daily net assets in the VF computed at the annual rate(s) specified on such schedule. Fees shall be calculated and accrued daily and paid monthly.
Fees charged by Subadvisers will be paid by the respective Fund directly to such Subadvisers in accordance with the terms of Section 2.03.
     2. A revised fee schedule attached to this Amendment shall be added to the Agreement.
     3. All other provisions of the Agreement remain in full force and effect.
     4. Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.
     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as of the date set forth above.

THE VANTAGEPOINT FUNDS
By:	/s/ Angela Montez
Angela Montez
Secretary

Approved by:	/s/ Wayne Wicker Wayne Wicker
Senior Vice President and Chief Investment Officer
Vantagepoint Investment Advisers, LLC

VANTAGEPOINT INVESTMENT ADVISERS, LLC
By:	/s/ Angela Montez
Angela Montez
Assistant Secretary ICMA Retirement Corporation

Approved by:	/s/ Wayne Wicker
Wayne Wicker
Senior Vice President and Chief Investment Officer
Vantagepoint Investment Advisers, LLC

Schedule
To
MASTER INVESTMENT ADVISORY AGREEMENT
BETWEEN
THE VANTAGEPOINT FUNDS
AND
VANTAGEPOINT INVESTMENT ADVISERS, LLC
List of Funds Covered by this Agreement and Fee Schedule

Name of Fund	Annual Rate of Fee	Effective Date
	(as of % of Average Daily Net Assets)
Aggressive Opportunities Fund	0.10%	Mar. 1, 1999
International Fund	0.10%	Mar. 1, 1999
Growth Fund	0.10%	Mar. 1, 1999
Growth & Income Fund	0.10%	Mar. 1, 1999
Equity Income Fund	0.10%	Mar. 1, 1999
Inflation Protected Securities Fund	0.10%	Mar. 1, 1999
Money Market Fund	0.10%	Mar. 1, 1999
Low Duration Bond Fund	0.10%	Dec. 1, 2000
Overseas Equity Index Fund	0.05%	Mar. 1, 1999
Mid/Small Company Index Fund	0.05%	Mar. 1, 1999
Broad Market Index Fund	0.05%	Mar. 1, 1999
500 Stock Index Fund	0.05%	Mar. 1, 1999
Core Bond Index Fund	0.05%	Mar. 1, 1999
Model Portfolio Savings Oriented Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005

Model Portfolio Conservative Growth Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005

Model Portfolio Traditional Growth Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005

Model Portfolio Long-Term Growth Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005

Model Portfolio All-Equity Growth Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005
Approved: March 1, 1999
Last amended: December 4, 2010

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